Exhibit 4.2

Execution Version

LEXMARK INTERNATIONAL, INC., as Company,

and

Citibank, N.A.,

as Securities Administrator

and

Wilmington Trust, National Association,

as Trustee

First Supplemental Indenture

Dated as of March 4, 2013

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Certain Terms Defined in the Indenture	3
Section 1.02.	Definitions	3

ARTICLE 2
FORM AND TERMS OF THE NOTES

Section 2.01.	Form and Dating	6
Section 2.02.	Terms of the Notes	8
Section 2.03.	Optional Redemption	12
Section 2.04.	Repurchase of Notes upon a Change of Control	13

ARTICLE 3
EVENTS OF DEFAULT

Section 3.01.	Additional Event of Default	14

ARTICLE 4
MISCELLANEOUS

Section 4.01.	Trust Indenture Act Controls	15
Section 4.02.	New York Law to Govern	15
Section 4.03.	Counterparts	15
Section 4.04.	Severability	15
Section 4.05.	Ratification	15
Section 4.06.	Effectiveness	16
Section 4.07.	Trustee and Securities Administrator Make No Representation	16

EXHIBIT A – Form of 5.125% Senior Note due 2020		A-1

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 4, 2013, among Lexmark International, Inc., a Delaware corporation (the “Company”), Citibank, N.A., as Securities Administrator (the “Securities Administrator”) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of March 4, 2013 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of $400,000,000 aggregate Principal Amount of a new series of the Securities of the Company designated as its 5.125% Senior Notes due March 15, 2020 (the “Notes”) have been authorized by resolutions adopted by a special committee of the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell $400,000,000 aggregate Principal Amount of the Notes as of the date hereof;

WHEREAS, Sections 3.01 and 9.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and legally binding supplement to the Indenture according to its terms and the terms of the Indenture have been done;

WHEREAS, the Company has delivered to the Trustee and the Securities Administrator an Opinion of Counsel and an Officer’s Certificate pursuant to Section 9.04 of the Indenture to the effect that the execution and delivery of the First Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this First Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, the Company has requested that the Trustee and the Securities Administrator execute and deliver this First Supplemental Indenture.

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company, the Securities Administrator and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture. For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

Section 1.02. Definitions. For the benefit of the Holders of the Notes, Section 1.1 of the Indenture shall be amended by adding the following new definitions:

“Authorized Officer” means any of the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer, Assistant Treasurer, the Controller, Assistant Controller, the Secretary or an Assistant Secretary, in each case, of the Company.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and
13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries); (3) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act), or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to the Company s liquidation or dissolution; or (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the arithmetic average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such Redemption Date.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued, (2) was nominated for election to such Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means, with respect to the Securities Administrator, the corporate trust office of the Securities Administrator (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention - Global Transaction Services, Lexmark International and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – Lexmark International, telecopy no.: (212) 816-5527, or any other address that the Securities Administrator may designate from time to time by notice to the Note holders.

“Global Note” means, individually and collectively, each of the Notes in the form of Global Securities issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) and which is reasonably acceptable to the Trustee as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered independently by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Redemption Date” when used with respect to the Notes to be redeemed, means the date fixed for such redemption pursuant to the Indenture or this First Supplemental Indenture.

“Reference Treasury Dealer” means any of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. and their affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus two other primary U.S. Government securities dealers in The City of New York selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company will substitute there for another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its Principal Amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its Principal Amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

ARTICLE 2

FORM AND TERMS OF THE NOTES

Section 2.01. Form and Dating. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an Authorized Officer of the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture and the parties hereto, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Global Note. The Notes shall be issued initially in the form of one or more fully registered Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee, duly executed on behalf of the Company by an Authorized Officer, authenticated by the Securities Administrator in its capacity as Registrar and with guarantees endorsed thereon as hereinafter provided. The aggregate Principal Amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator and the Depositary or its nominee as hereinafter provided.

The Global Note may not be transferred except by the Depositary, in whole and not in part, to another nominee of the Depositary or to a successor of the Depositary or its nominee. If at any time the Depositary for the Notes notifies the Company that the Depositary is unwilling to continue as Depositary for the Global Note or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under the Notes, then the Company shall execute, and the Securities Administrator, in its capacity as Registrar shall, upon receipt of a Company Order for authentication, authenticate and deliver, Physical Securities in an aggregate Principal Amount equal to the Principal Amount of the Global Note in exchange for such Global Note, which the Depositary will distribute to its participants.

(b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Securities Administrator, in its capacity as Registrar shall, in accordance with this Section 2.01(b), authenticate and deliver each Global Note that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be delivered by the Securities Administrator, in its capacity as Registrar, to the Depositary or pursuant to the Depositary s instructions.

Agent Members shall have no rights either under the Indenture or with respect to any Global Note held on their behalf by the Depositary or under any Global Note. The Depositary shall be treated by the Company, the Trustee, the Securities Administrator (in each of its capacities hereunder) and any agent of the Company, the Securities Administrator (in each of its capacities hereunder) or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Securities Administrator (in each of its capacities hereunder) or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Depository Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

(c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to a Global Note. Except as provided above in subsection (a), owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificated Notes.

(d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary there for. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Note.

(e) Paying Agent. The Company appoints the Securities Administrator, as the initial Paying Agent for the Notes and the Securities Administrator’s Corporate Trust Office, hereby is designated as the office or agency where the Notes may be presented for payment.

(f) References. References in the Indenture to actions and duties of the Trustee as Paying Agent in the Indenture shall be deemed to be actions and duties to be performed by the Securities Administrator. The Securities Administrator in its capacity as Paying Agent hereby agrees with the Trustee, subject to the provisions of Section 4.03 of the Indenture, that it will hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as provided in the Indenture or this First Supplemental Indenture and will provide the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities; and (iv) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

(g) Registrar and Other Capacities. The Company appoints Citibank, N.A., as the initial Registrar with respect to the Securities. References in the Indenture to actions and duties of the Trustee authenticating Securities, including the actions and duties under Section 2.01 hereof and Article 3, Section 9.05 and Section 11.03 of Indenture, shall be deemed to be actions and duties to be performed by the Securities Administrator. References in the Indenture to actions and duties of the Trustee acting as registrar or transfer agent, including the actions and duties under Article 3 of the Indenture, shall be deemed to be actions and duties to be performed by the Securities Administrator. References in the Indenture to actions and duties of the Trustee in connection with the cancellation of Securities shall be deemed to be actions and duties to be performed by the Securities Administrator. References in the Indenture to actions and duties of the Trustee in connection with acting as custodian for the Depositary, including under Sections 3.05(b) and 3.08 of the Indenture, shall be deemed to be actions and duties to be performed by the Securities Administrator.

Section 2.02. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “5.125% Senior Notes due 2020”.

(b) Principal Amount. The aggregate Principal Amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.07, 3.09, 3.11, 9.05 or 11.02 of the Indenture) shall be $400,000,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Notes unless the context otherwise requires.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on March 15, 2020.

(d) Interest Rate.

(i) The rate at which the Notes shall bear interest shall be 5.125% per annum, subject to Section 2.02(d)(ii); the date from which interest shall accrue on the Notes shall be March 4, 2013, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning September 15, 2013; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1, as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest, may be paid to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Securities Administrator, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal and interest on this Note will be made by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by the Depositary or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Physical Security; provided that (1) in the case of a Physical Security, the Holder thereof shall have provided written wiring instructions to the Securities Administrator on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Security, the Holder thereof shall present and surrender such Security at the Corporate Trust Office of the Securities or at the office of any other Paying Agent on or prior to such maturity.

(ii) The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the Notes, in the manner described below.

If the rating from Moody’s of the Notes is decreased to a rating set forth in the immediately following table, the Company shall give notice thereof to the Trustee and the Securities Administrator and the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating from S&P of the Notes is decreased to a rating set forth in the immediately following table, the Company shall give notice thereof to the Trustee and the Securities Administrator and the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of their issuance by the percentage set forth opposite that rating:

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P, as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth above, the Company shall give notice thereof to the Trustee and the Securities Administrator and the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of their issuance plus the percentages set forth opposite the applicable ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating of the Notes to Baa3 or higher, and S&P increases its rating to BBB- or higher, the Company shall give notice thereof to the Trustee and the Securities Administrator and the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their issuance. In addition, the interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) and the Company shall give notice thereof to the Trustee and the Securities Administrator if the Notes become rated A3 and A- or higher by Moody’s and S&P, respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate payable for the Notes be reduced to a rate below the interest rate payable on the Notes on the date of their issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their issuance.

If either Moody’s or S&P ceases to provide a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. Neither the Trustee nor the Securities Administrator (in any of its capacities) shall have any duty or obligation of any nature whatsoever to monitor the ratings of the Notes or to monitor if either Moody’s or S&P is then rating the Notes. The Company shall provide the Trustee and the Securities Administrator notice of any change in the ratings of the Notes and in the agencies rating them and shall be solely responsible for calculating (and providing written notice of such calculation to the Trustee and the Securities Administrator) any change in the interest rate at which interest accrues on the Securities.

If the interest rate payable on the Notes is increased as described in this Section 2.02(d)(ii), then the term “interest”, as used in this First Supplemental Indenture, the Indenture and the Notes will be deemed to include any such additional interest unless the context otherwise requires.

(e) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

Section 2.03. Optional Redemption.

(a) The provisions of Article 11 of the Indenture shall apply to the Notes.

(b) At any time and from time to time, the Notes will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes, at a redemption price equal to the greater of (i) 100% of the Principal Amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date for the Notes.

(c) On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date for the Notes, the Company will deposit with the Securities Administrator in its capacity as the Paying Agent or the Trustee, funds sufficient to pay the redemption price of the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided however, such method shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed but are in global form, then by lot or otherwise in accordance with the procedures of the Depositary or, if the Securities are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate; provided further that no Notes of a Principal Amount of $2,000 or less shall be redeemed in part.

(d) Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed provided however that if the Securities Administrator is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date.

(e) In relation to the actions and duties of the Trustee in connection with redemptions, including under Section 2.03(c) hereof, the Trustee appoints the Securities Administrator in its capacity as Paying Agent to carry out those duties and actions.

Section 2.04. Repurchase of Notes upon a Change of Control.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company shall have exercised its option to redeem the Notes as described in Section 2.03 of this First Supplemental Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in this Section 2.04 and in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate Principal Amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee or the Paying Agent the Notes properly accepted together with an Officer’s Certificate stating the aggregate Principal Amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

(c) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d) If Holders of not less than 95% in aggregate Principal Amount of the outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Triggering Event and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control Triggering Event in lieu of the Company, as described in this Section 2.04, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 days nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the Principal Amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

(e) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations there under to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

ARTICLE 3

EVENTS OF DEFAULT

Section 3.01. Additional Event of Default. Section 5.01 of the Indenture shall be modified by adding the following subsection (f):

(f) a default or defaults under anyone or more note(s) or other evidence(s) of Debt (other than the Securities), or any agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt (other than the Securities), of the Company or any of the Subsidiaries, having a principal amount outstanding, individually or in the aggregate of at least $100,000,000, and whether existing on or created after the date of this Indenture, which default or defaults, individually or in the aggregate, (i) constitute a failure to pay at least $100,000,000, of the principal of such Debt when due (unless such default is waived or cured within 30 days after the expiration of any applicable grace period) or (ii) have resulted in acceleration of any portion of such Debt having an aggregate principal amount equal to or exceeding $100,000,000, in each case (i) and (ii) without such overdue or accelerated amount having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice of such default has been given, in the manner provided in Section 6.06 of the Indenture, to the Company by the Trustee or

to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the outstanding Securities specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 4.02. New York Law to Govern. This First Supplemental Indenture and the Notes shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 4.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.04. Severability. If any provision of this First Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein or therein, as applicable.

Section 4.05. Ratification. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

Section 4.06. Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 4.07. Trustee and Securities Administrator Make No Representation. The recitals contained herein are made by the Company and not by the Trustee or the Securities Administrator, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness thereof. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this First Supplemental Indenture.

The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this First Supplemental Indenture. In performing its functions and duties under this First Supplemental Indenture, the Securities Administrator (in each of its capacities hereunder) shall be afforded all of the rights, protections, immunities and indemnities afforded to the Trustee under the Indenture as if they were expressly set forth herein for the benefit of the Securities Administrator mutatis mutandis

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

LEXMARK INTERNATIONAL, INC.

By:
Name: Bruce J. Frost
Title: Treasurer

Signature Page to First Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to First Supplemental Indenture

CITIBANK, N.A., as Securities Administrator and Registrar

By:
Name:
Title:

Signature Page to First Supplemental Indenture

EXHIBIT A

Form of 5.125% Senior Note due 2020

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

LEXMARK INTERNATIONAL, INC.

5.125% Senior Note due 2020

REGISTERED	PRINCIPAL AMOUNT
No. Specimen	$ 400,000,000

CUSIP: 529772AF2

ISIN: US529772AF23

Lexmark International, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $400,000,000, or such other Principal Amount as may be set forth in the records of the Securities

Administrator (hereinafter referred to) in accordance with the terms of the Indenture, on March 15, 2020 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from March 4, 2013 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 5.125% per annum, on March 15 and September 15 (each such date, an “Interest Payment Date”), commencing September 15, 2013, until the principal hereof is paid or made available for payment.

Subject to the limitations set forth in Section 2.02(d)(ii) of the First Supplemental Indenture (as defined herein), the interest rate payable on the Notes (as defined herein) will be subject to adjustment from time to time, on the terms set forth in the Indenture, if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the Notes. If the interest rate payable on this Note is increased in accordance with the terms hereof and of the Indenture, then the term interest, as used in this Note and the Indenture, will be deemed to include any such additional interest unless the context otherwise requires.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on March 1 or September 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Securities Administrator, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal and interest on this Note will be made by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by the Depositary or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Physical Security; provided that (1) in the case of a Physical Security, the Holder thereof shall have provided written wiring instructions to the Securities Administrator on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Security, the Holder thereof shall present and surrender such Security at the Corporate Trust Office of the Securities or at the office of any other Paying Agent on or prior to such maturity.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of March 4, 2013, between the Company and Wilmington Trust, National Association (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of March 4, 2013, among the Company, the Trustee and the Securities Administrator (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities there under of the Company, the Trustee, the Securities Administrator and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as 5.125% Senior Notes due March 15, 2013 (collectively, the “Notes”), initially limited in aggregate Principal Amount to $400,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Optional Redemption. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days prior notice, on any date prior to their Maturity at a redemption price, calculated pursuant to the Indenture, which includes accrued interest thereon, if any, to, but not including, the Redemption Date. In accordance with the Indenture, in the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such method as the Trustee deems fair and appropriate, provided, however, such method shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed but are in global form, then by lot or otherwise in accordance with the procedures of the Depositary or, if the Securities are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate; provided further that no Notes of a Principal Amount of $2,000 or less shall be redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the Principal Amount thereof to be redeemed. A new Note in Principal Amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

Full Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate Principal Amount of the outstanding Securities to waive on behalf of all of the Holders of Securities certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy there under, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in Principal Amount of the outstanding Notes shall have made written request, and offered indemnity reasonably satisfactory to it, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in Principal Amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Securities Administrator and any agent of the Company, the Securities Administrator or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Securities Administrator nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated: March     , 2013

LEXMARK INTERNATIONAL, INC.

By:
Name: Bruce J. Frost
Title: Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned First Supplemental Indenture.

CITIBANK. N.A, not in its individual capacity, but solely as Registrar

By:
Name:
Title:

Dated: March     , 2013

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights there under, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Securities Administrator, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

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